Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Encore Acquisition Company 2008 Incentive Stock Plan of our reports dated February 27, 2008, with respect to the consolidated financial statements of Encore Acquisition Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Encore Acquisition Company filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Fort Worth, Texas
May 30, 2008